UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ICX TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 Crystal Drive, Suite 650

Arlington, Virginia 22202

(703) 678-2111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2010

To the Stockholders of ICx Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of ICx Technologies, Inc. (the “Company”) will be held on Wednesday, June 9, 2010, at 10:00 a.m., at the corporate offices of ICx Technologies, Inc., 2100 Crystal Drive, Suite 650, Arlington, Virginia 22202, for the following purposes:

1.	Election of Directors. To elect seven Directors, each for a one-year term and until the election and qualification of a successor;

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP by the Audit Committee of the Company’s Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

3.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 28, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

/s/ HANS C. KOBLER
Hans C. Kobler
Executive Chairman of the Board of Directors

Arlington, Virginia

April 30, 2010

IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE VOTE USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR COMPLETE THE ENCLOSED PROXY AND SUBMIT IT IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS. IF MAILED IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission has approved changes in the manner in which your vote in the election of directors will be handled at the Company’s upcoming 2010 Annual Meeting of Stockholders. Stockholders who hold shares of our common stock through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Stockholder Voting

Effective in 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Proxy Card or following the instructions provided to you to vote your shares via the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the Proxy Card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the Company’s future.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Director of Public Relations, Melissa Woods, at 405-372-9535 x1249 or melissa.woods@icxt.com or visit www.icxt.com.

ICX TECHNOLOGIES, INC.

2100 Crystal Drive, Suite 650

Arlington, Virginia 22202

(703) 678-2111

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2010

INTRODUCTION

General

This Proxy Statement is being furnished to the stockholders of ICx Technologies, Inc., a Delaware corporation (“ICx” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of ICx common stock, par value $0.001 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on June 9, 2010, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect seven members of the Board of Directors, ratify the appointment of Grant Thornton LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being made available to stockholders of ICx on or about April 30, 2010.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on April 28, 2010 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 34,905,117 shares of Common Stock outstanding, which were held of record by approximately 566 stockholders. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If you are a stockholder of record, you can vote (i) by attending the Annual Meeting, (ii) logging on to www.voteproxy.com and following the on-screen instructions or (iii) by signing, dating and mailing in your proxy card. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters in their sole discretion.

The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder’s proxy. A stockholder of record may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to the Corporate Secretary, ICx Technologies, Inc., 1024 S. Innovation Way, Stillwater, Oklahoma 74074, or by attending the Annual Meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent, you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the Annual Meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the Annual Meeting. However, a stockholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such stockholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

Cost of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadlines for Submission of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2011 Proxy Statement. Any such proposal must be received by the Company not later than December 31, 2010. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws set forth procedures that must be followed by stockholders seeking to make nominations for Directors or to bring other proposals to a vote at our Annual Meeting. In order for a stockholder of the Company to make any nominations or bring other proposals, he or she must give written notice to the Corporate Secretary not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.

A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board of Directors currently has nine seats, two of which are vacant. At the Annual Meeting, seven Directors will be elected, each for a one-year term expiring in 2011 and until their successor is duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or, to the extent permitted, the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Certificate of Incorporation and Bylaws, the Directors are not divided into separate classes. The term of office of each Director is one year and until their successor is elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he has served as a Director of ICx and all positions currently held with ICx. The term of each Director expires at the Company’s 2010 Annual Meeting of Stockholders, at which time such Directors’ election to the Board for a one year term expiring in 2011 will be voted upon.

Name	Age	Positions
Executive Officer Directors:
Hans C. Kobler	44	Executive Chairman of the Board, Director
Colin J. Cumming	57	President and Chief Executive Officer, Director

Non-Employee Directors:
E. Spencer Abraham	57	Director
Rodney E. Slater	55	Director
Joseph M. Jacobs	57	Director
Robert A. Maginn, Jr.	53	Director
Mark L. Plaumann	54	Director

Hans C. Kobler, Executive Chairman of the Board, Director. Hans Kobler is a co-founder and served as our President and Chief Executive Officer and as a member of the Board of Directors from our inception through April 17, 2009, at which time he became our Executive Chairman. Mr. Kobler also is a founding partner of Digital Power Capital LLC, a private equity firm, and has served as its Chief Executive Officer since 2001. From 1998 to 2001, Mr. Kobler headed General Electric’s Energy Technology Investment Group, a joint effort by GE Equity and GE Structured Finance. From 1997 to 1998, Mr. Kobler served as Chief Quality Officer of GE Equity, heading its strategic investment initiative and overseeing the development of advanced underwriting methodologies. From 1992 to 1997, Mr. Kobler was a consultant with Bain & Company in its Boston, Munich and Sydney offices, where he was a member of the Buyout practice group. Mr. Kobler holds a Masters degree in Aerospace Engineering from the Technical University of Munich, an M.B.A. from the University of Texas at Austin and has attended INSEAD’s M.B.A. (SS) program. Mr. Kobler brings to the Board extensive experience in the technology industry as well as a deep knowledge of business development. His time as CEO of Digital Power Capital LLC provides him with valuable management expertise that allows him to serve as ICx’s Executive Chairman. Additionally, Mr. Kobler’s time spent as the President and CEO of ICx gives him a deep understanding of the Company’s business, operations, employees, opportunities and risks faced by ICx and management’s strategy and plans for accomplishing the Company’s goals.

Colin J. Cumming, President and Chief Executive Officer, Director. Colin Cumming has served as our President and Chief Executive Officer since April 17, 2009. Mr. Cumming served as our Chief Technology Officer since 2006 and has been our President of the Detection Division and a member of our Board of Directors since 2005. Mr. Cumming also serves as President and Chief Executive Officer of Nomadics, Inc., our wholly-owned subsidiary, a position he has held since he co-founded Nomadics in 1994. From 1985 to 1994, Mr. Cumming served as Vice President of Engineering at Frontier Engineering. Mr. Cumming received a B.S. and an M.S. in Electrical Engineering from Oklahoma State University. He has been awarded five patents and has written numerous publications on explosives detection. Mr. Cumming’s extended employment with Nomadics provides the Board with a deep understanding of the industry and the Company’s business, operations, employees, opportunities and risks faced by ICx and management’s strategy and plans for accomplishing the Company’s goals.

Secretary E. Spencer Abraham, Director. Spencer Abraham has served as a member of our Board of Directors since July 2006. Secretary Abraham founded The Abraham Group LLP, an international strategic consulting firm, in 2005 and he has served as its Chairman and Chief Executive Officer since inception. Since 2005, Secretary Abraham has been a distinguished visiting fellow at the Hoover Institution, a public policy research center headquartered at Stanford University devoted to the study of politics, economics and political economy as well as international affairs. Secretary Abraham served as Secretary of the Department of Energy from January 2001 until he resigned in November 2004. Prior to becoming Energy Secretary, Secretary Abraham represented Michigan in the United States Senate from 1995 to 2001 where he served on the Budget, Commerce, Science and Transportation, Judiciary and Small Business Committees. Before his election to the Senate, Secretary Abraham served as co-chairman of the National Republican Congressional Committee from 1991 to 1993. He holds a J.D. from Harvard Law School. Secretary Abraham also serves as the non-executive chairman of AREVA, Inc., the U.S. subsidiary of the French-owned nuclear company and serves on the board of Occidental Petroleum and the boards or advisory committees of several private companies. Secretary Abraham is a trustee of the Churchill Center. As a former U.S. Senator and former U.S. Secretary of Energy, Secretary Abraham provides the Board unique insight into public policy and international issues. In addition, Secretary Abraham is a Harvard-trained attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training, and his government service managing complex policy, personnel and strategic issues provide ICx with exceptional knowledge and perspective in areas including government relations, health, environment and safety, strategy and policy, personnel management and community relations.

Secretary Rodney E. Slater, Director. Rodney Slater has served as a member of our Board of Directors since July 2006. Secretary Slater is currently a partner in the Transportation and Infrastructure group at Patton Boggs LLP, where he has been a member since 2001. Secretary Slater served under President Clinton as the 13th Secretary of the Department of Transportation from 1997 to 2001. Before becoming Secretary, Mr. Slater was Administrator of the Federal Highway Administration from 1992 to 1997. From 1987 to 1992, he was a member of the Arkansas State Highway Commission where he attained the position of chairman. Secretary Slater graduated from Eastern Michigan University and earned a law degree at the University of Arkansas. Additionally, he received an Honorary Doctorate from Howard University in 1999. Mr. Slater’s previous experience provides the Board with profound knowledge of the transportation industry. Additionally, his legal training and government experience provide the Company with valuable perspective in government relations, contracts, strategy and policy.

Joseph M. Jacobs, Director. Joseph Jacobs has served as a member of our Board of Directors since 2003. Mr. Jacobs is the President of Wexford Capital LP, an SEC registered investment advisor that he co-founded in 1994. From 1982 to 1994, Mr. Jacobs was employed by Bear Stearns & Co., Inc., where he attained the position of Senior Managing Director. From 1979 to 1982, he was employed as a commercial lending officer at Citibank, N.A. Mr. Jacobs has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. Mr. Jacobs holds an M.B.A. from Harvard Business School and a B.S. in Economics from the Wharton School of the University of Pennsylvania. The Board benefits from Mr. Jacobs’

significant service on the Boards of other public and private companies, which provides a thorough understanding of Board roles and responsibilities and widespread knowledge of various industries, businesses, operations, opportunities and risks. Mr. Jacobs’ current position as President of Wexford Capital LP also provides a comprehensive knowledge of management strategy and policy.

Robert A. Maginn, Jr., Director. Bob Maginn has served as one of our Directors since 2006. He currently serves as Chief Executive Officer and Chairman of Jenzabar, Inc. (Jenzabar), a provider of software and services for higher education. Mr. Maginn joined Jenzabar’s Board of Directors in 1998 and became their Chief Executive Officer in March 2001. Prior to his tenure at Jenzabar, Mr. Maginn worked for over seventeen years at Bain & Company, where he attained the position of Senior Partner and Director. He holds an M.B.A. and an M.A. in Government from Harvard University. Mr. Maginn’s current position as CEO and Chairman of Jenzabar presents the Board with ample expertise in the software industry and knowledge of management strategy and policy, as well as a solid understanding of Board roles and responsibilities. Mr. Maginn’s educational background also provides insight into government policy and relations.

Mark L. Plaumann, Director. Mark Plaumann has served as a member of our Board of Directors since 2006. He is currently a Managing Member of Greyhawke Capital Advisors LLC (Greyhawke), which he co-founded in 1998. Prior to founding Greyhawke, Mr. Plaumann was a Senior Vice President of Wexford Capital LP, which indirectly holds over ten percent of our outstanding shares of capital stock. Mr. Plaumann was formerly a Managing Director of Alvarez & Marsal, Inc. and the President of American Healthcare Management, Inc. He also earned the position of Senior Manager at Ernst & Young LLP. Mr. Plaumann has served on the Board of Directors of Republic Airways Holdings, Inc., an airline holding company, since 2002. Mr. Plaumann holds an M.B.A. and a B.A. in Business from University of Central Florida. Mr. Plaumann brings to the Board significant financial and audit expertise. Mr. Plaumann’s service on the Boards of other public companies, including previous experience as chairman of the Audit Committee, gives him a clear understanding of his role and responsibilities on the Company’s Board of Directors. Additionally, Mr. Plaumann has prior experience working with the majority shareholder of companies such as ICx.

Executive Officers

The Company’s executive officers consist of Hans C. Kobler and Colin J. Cumming, both of whom are discussed above, and Deborah D. Mosier, 43, who serves as the Company’s Chief Financial Officer. Ms. Mosier joined Nomadics, Inc., a wholly-owned subsidiary of ICx, as its Chief Financial Officer in 2005. She became our Chief Financial Officer in 2006. From 1995 to 2004, she served in various leadership positions, including as president, chief financial officer and director for TMS, Inc., a publicly held technology company that developed software and provided services to enable businesses to use document imaging to solve critical business issues. From 1989 to 1996, Ms. Mosier worked in the audit practice of KPMG LLP. Ms. Mosier is a graduate of Leadership Oklahoma, holds a B.S. from Oklahoma State University and is a Certified Public Accountant.

Board of Directors

Our Board of Directors currently consists of seven directors who will be elected annually at our annual meeting of stockholders. Our amended and restated bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Nine directors are currently authorized. The Board of Directors met six times during 2009. During 2009, each incumbent director attended at least 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of each committee on which he served. The Board of Directors has not established a policy with regard to attendance at annual meetings of stockholders. Two directors attended our 2009 annual stockholders meeting.

Committees of the Board of Directors

The Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.icxt.com. The performance of each committee is subject to annual review. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors.

The Board of Directors has determined that Mr. Plaumann qualifies as an “audit committee financial expert” as defined under the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules of the NASDAQ Global Market. In making its determination, our Board considered the nature and scope of the experiences and responsibilities Mr. Plaumann has previously had with reporting companies.

Audit Committee. The current members of our Audit Committee are Mr. Plaumann, Secretary Abraham and Mr. Maginn, each of whom is a non-employee member of our Board of Directors. Mr. Plaumann serves as Chairman of our Audit Committee. The Audit Committee met six times in 2009. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for financial literacy and that each member is “independent” for Audit Committee purposes under the applicable rules of the NASDAQ Stock Market and the Exchange Act. The Audit Committee’s responsibilities include, but are not limited to:

•	reviewing on a continuing basis the adequacy and effectiveness of our system of internal controls and procedures for financial reporting;

•	appointing, compensating, retaining and overseeing the work of our independent auditor, including resolving disagreements between management and our independent auditor;

•	pre-approving auditing and permissible non-audit services to be provided by our independent auditor;

•

reviewing and providing guidance with respect to the external audit and the independence of our outside auditor, including reviewing the independent auditors’ proposed audit scope, approach and independence and reports submitted to the audit committee by the independent auditors in accordance with the applicable requirements of the Exchange Act and requirements under the Sarbanes-Oxley Act of 2002 (“SOX”);

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	reviewing, approving and monitoring our code of ethics as it applies to our senior financial officers;

•	providing oversight and review of our risk management policies, information technology and management information systems;

•	reviewing and approving in advance any related-party transactions;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•	acting as a “Qualified Legal Compliance Committee,” as defined by the applicable rules of the SEC.

Compensation Committee. The current members of our Compensation Committee are Secretary Abraham, Secretary Slater and Mr. Maginn. Secretary Abraham serves as Chairman of our Compensation Committee. The Compensation Committee met one time in 2009. Our Board of Directors has determined that each member meets the requirements for independence under the requirements of the NASDAQ Global Market and that each is a non-employee director and an outside director, as such terms are defined under Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code, respectively. The charter for our Compensation Committee, which is available at www.icxt.com, provides that if a member of the Compensation Committee is not or ceases to be a non-employee director or an outside director, as the case may be, the member shall recuse himself or herself from the determination of awards made by the committee intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or awards intended to be qualified performance-based compensation under Section 162(m), as the case may be. In the event of any recusal for any of those reasons, the remaining members of the Compensation Committee would constitute “the Compensation Committee” for the action in question for purposes of the Compensation Committee charter and any applicable plan administered by the Compensation Committee, provided that the Compensation Committee as so constituted for such action shall have at least two members. The Compensation Committee’s responsibilities include, but are not limited to:

•

determining or making recommendations to our Board of Directors regarding the compensation of our Chief Executive Officer, our other officers and certain employees designated by our Board of Directors;

•	reviewing and approving our executive compensation plans, programs and policies generally, including any incentive-compensation plans and equity-based plans;

•	reviewing and making recommendations to our Board of Directors regarding general compensation goals for our employees and the criteria for determining bonuses and equity compensation; and

•	administering our equity compensation plans within the authority delegated by our Board of Directors.

Our Chief Executive Officer has ultimate responsibility for our human resources policies. In this capacity, our Chief Executive Officer participates in the development of certain executive compensation programs, particularly with respect to annual incentive bonuses, stock options and equity awards. Once formulated, these programs are reviewed by our Chief Executive Officer and other executive officers whose input may be sought from time to time. These proposed programs are then submitted to the Compensation Committee and the Board of Directors for review and approval. While our Chief Executive Officer and Chief Financial Officer may be asked to provide information, develop compensation programs and provide recommendations to our Board of Directors, our Compensation Committee and our Board of Directors exercise final authority with respect to executive compensation matters and consider and approve all executive compensation awards. Our management and administrative staff are responsible for the implementation, execution and operation of our compensation programs, as directed by our Chief Executive Officer and Board of Directors.

The Compensation Committee may form and delegate its authority to subcommittees or the chairperson of the Compensation Committee when it deems appropriate and in the best interests of the Company, provided that such delegation is not in violation of applicable law or the rules and regulations applicable to companies with securities quoted on the NASDAQ Stock Market.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Secretary Slater, Secretary Abraham and Mr. Maginn. Mr. Maginn serves as Chairman of the committee. The Nominating and Corporate Governance Committee met one time in 2009. Our Board of Directors has determined that each member meets the requirements for independence under the requirements of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	reviewing annually the principles of corporate governance approved by our Board of Directors to ensure they remain relevant and that they are being complied with;

•

determining the criteria for qualification and selection of directors for election to our Board of Directors, including developing and updating a long-term plan of the composition and size of our Board of Directors and identifying and evaluating possible director candidates against such criteria;

•	overseeing the evaluation of our Board of Directors, including, if necessary, recommending remedial action or termination of membership of individual directors;

•

reviewing periodically the charter and composition of each committee of our Board of Directors and making recommendations to our Board of Directors with respect to any changes to such charters or committee composition; and

•	reviewing and monitoring our code of ethics and actual or potential conflicts of interest of members of our Board of Directors and officers.

In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principles that each director should be an individual of high character and integrity and have:

•	independence;

•	wisdom;

•	an understanding and general acceptance of our corporate philosophies;

•	business or professional knowledge and experience that can bear on our challenges and deliberations and those of our Board of Directors;

•	a proven record of accomplishment with an excellent organization;

•	an inquiring mind;

•	a willingness to speak one’s mind;

•	an ability to challenge and stimulate management; and

•	a willingness to commit time and energy to our business affairs.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to considering diversity in its identification of director candidates; however, the Nominating and Corporate Governance Committee does consider diversity in its identification of director candidates. Diversity in business and professional experience, education, and background benefits the Company by increasing the range of skills and perspectives available to the Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. The Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for the Company’s stockholders.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)(2)		Total ($)
Joseph M. Jacobs	$—		$3,399	(3)	$3,399
Mark L. Plaumann	50,000	(4)	10,196	(5)	60,196
Robert A. Maginn, Jr.	35,000		6,710	(6)	41,710
E. Spencer Abraham	75,000		20,392	(7)	95,392
Rodney E. Slater	40,000		13,420	(8)	53,420

(1)	Amount reflects the aggregate fair market value of the awards on the grant date in accordance with FASB ASC Topic 718. The assumptions made in determining this value are described in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.
(2)	Includes the incremental fair value of the options received pursuant to the option exchange offer, which closed on September 8, 2009, computed in accordance with FASB ASC Topic 718.

(3)	Mr. Jacobs assigned his options to Wexford Capital LP. As of December 31, 2009, Mr. Jacobs has the following options outstanding: 1,500 options with an exercise price of $5.05; 1,366 options with an exercise price of $5.36. All outstanding options are exercisable.
(4)	Mr. Plaumann assigned his board fees to Greyhawke Capital Advisors LLC.
(5)	Mr. Plaumann assigned his options to Greyhawke Capital Advisors LLC. As of December 31, 2009, Mr. Plaumann has the following options outstanding: 4,500 options with an exercise price of $5.05; 4,099 options with an exercise price of $5.36. All outstanding options are exercisable.
(6)	As of December 31, 2009, Mr. Maginn has the following options outstanding: 3,000 options with an exercise price of $5.05; 2,894 options with an exercise price of $5.44. All outstanding options are exercisable.
(7)	As of December 31, 2009, Mr. Abraham has the following options outstanding: 9,000 options with an exercise price of $5.05; 8,200 options with an exercise price of $5.36. All outstanding options are exercisable.
(8)	As of December 31, 2009, Mr. Slater has the following options outstanding: 6,000 options with an exercise price of $5.05; 5,788 options with an exercise price of $5.44. All outstanding options are exercisable.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Stockholders and other parties interested in communicating with the Board of Directors or with any individual member or members of the Board of Directors may do so by writing to the attention of the Corporate Secretary, ICx Technologies, Inc., 1024 S. Innovation Way, Stillwater, Oklahoma 74074. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member or members will be forwarded in accordance with the stockholder’s instructions. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider recommendations by stockholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to the Corporate Secretary, ICx Technologies, Inc., 1024 S. Innovation Way, Stillwater, Oklahoma 74074. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders in the same manner as it review nominees recommended by the Board of Directors. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Nominating and Corporate Governance Committee because it believes that the informal consideration process in place to date has been adequate. The Nominating and Corporate Governance Committee intends to consider periodically whether a more formal policy should be adopted.

The Company’s Bylaws set forth procedures that must be followed by stockholders seeking to make nominations for Directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice to the Corporate Secretary not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Each notice given by a stockholder with respect to nominations for the election of Directors must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the class and number of shares of stock of the Company that are beneficially owned by each such nominee; and (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). In addition, the stockholder making such nomination must set forth (i) his or her name and address, as they appear on the Company’s books, and (ii) the class and number of shares of stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

Corporate Governance

Our Board of Directors has adopted a code of business ethics, conduct and responsibility that is applicable to all of our employees, officers and directors, including our Chief Executive Officer and Chief Financial Officer, who serves as our principal accounting officer, subject to Section 16 of the Securities Exchange Act of 1934, as amended. This code is intended to deter wrongdoing and promote ethical conduct by our directors, officers, employees, agents, consultants and contractors.

ICx maintains an information page on its website that includes specific information about its corporate governance policies, including ICx’s Code of Business Conduct and Ethics and charters for the committees of the Board of Directors. The information page can be found at www.icxt.com in the investor relations segment of the website.

ICx’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of SOX, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	four of the Board members are independent of ICx and its management based on the relevant independence requirements established by the NASDAQ Stock Market and SOX;

•

all members of the specified Board committees—the Audit, Compensation and Nominating and Corporate Governance Committees—are independent based on the relevant independence requirements established by the NASDAQ Stock Market and SOX;

•	the independent members of the Board of Directors are expected to meet regularly without the presence of management;

•	ICx has a Code of Business Conduct and Ethics that is monitored by its Chief Financial Officer, who acts as the Company’s ethics officer;

•	the charters of the Board committees clearly establish their respective roles and responsibilities;

•

ICx has an ethics officer and an internet-based hotline monitored by EthicsPoint ® that is available to all employees, and ICx’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•

ICx’s Code of Business Conduct and Ethics applies to its principal executive officer and all members of its finance and accounting department, including the Chief Financial Officer, Corporate Controller, Business Unit Controllers and/or Site Controllers. You may obtain a copy of the Company’s Code of Business Conduct and Ethics by writing to the Corporate Secretary, ICx Technologies, Inc., 1024 S. Innovation Way, Stillwater, Oklahoma 74074.

Board Leadership Structure

Effective April 17, 2009, Mr. Kobler was appointed as our Executive Chairman of the Board and Mr. Cumming was appointed as our President and Chief Executive Officer. Our Board believes that the separation of duties between the Executive Chairman position and the President and Chief Executive Officer position permits the effective and nimble management of the day-to-day operations of our Company by Mr. Cumming, while Mr. Kobler, a person who has previously served as our President and Chief Executive Officer, provides leadership as the Chairman of the Board as well as working with the President and Chief Executive Officer to develop and approve Board agendas, advising on the quality, quantity and timeliness of information provided by management to the Board, and acting as a liaison between the independent directors and management.

Company-Wide Risk Oversight

Our Board of Directors oversees a company-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. A key element in our risk management approach is the implementation of a company-wide approval matrix, which guides management in determining the appropriate management level at which various risk factors are considered and decisions made. The involvement of the full Board of Directors in setting our business strategy is a key part of its assessment of management’s willingness to accept risk and a determination of what constitutes an appropriate level of risk for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee Charter provides that one of the Audit Committee’s responsibilities and duties is compliance oversight, specifically to monitor our compliance with legal and regulatory requirements. In addition to evaluating and recommending the compensation of our executive officers, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy, but does not create risks that are reasonably likely to have a material adverse affect on the Company. The Nominating and Corporate Governance Committee assists the Board in fulfilling its corporate governance and oversight responsibilities by reviewing corporate governance issues that may be brought before the Board, by exercising oversight over our Code of Business Ethics and Conduct, by recommending qualified individuals for nomination as directors and reviewing their performance, and by reviewing applicable laws and regulations related to corporate governance matters. The Board is kept abreast of its Committees’ risk oversight and other activities via reports of the Executive Chairman to the full Board. These reports are presented at regular Board meetings and include discussions of Committee agenda topics, including matters involving risk oversight. In addition, members of management who supervise the day-to-day risk management responsibilities report directly to the Board as a whole and to the Committees if requested. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives regular reports from the members of our senior management team—which consists of the heads of our principal business and corporate functions—that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and beneficial owners of more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities Exchange Commission (SEC). Such persons are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2009 with the exception of the following: Messrs. David Cullin, Colin J. Cumming, Dan Mongan, E. Spencer Abraham, Rodney E. Slater, Joseph M. Jacobs, Robert A. Maginn. Jr. and Mark L. Plaumann each filed one late Form 4 in 2009.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee presently consists of E. Spencer Abraham, Rodney Slater and Robert A. Maginn, Jr. The Wexford entities DP1, LLC (DPI) and Valentis SB, L.P. (Valentis) directly hold more than 5% of our capital stock. Joseph Jacobs, a member of our Board of Directors, is a managing member of Wexford Capital LP, which is the manager or investment manager to DP1, Valentis, Wexford Spectrum Investors LLC,

Wexford Catalyst Investors LLC and Debello Investors LLC (together, the Wexford Entities). Hans Kobler, our Executive Chairman of the Board of Directors, has an indirect ownership interest in DP1 and Valentis through an affiliate of DP1, but otherwise disclaims beneficial ownership of the shares held by DP1. These ownership interests are described under the caption “Principal Stockholders.” Mr. Kobler serves on the investment advisory committee of Digital Power Capital, LLC, which is indirectly our largest stockholder and an affiliate of Wexford VI Advisors LLC, an affiliate of DP1 and Valentis. Mr. Kobler has a contractual relationship with certain Wexford Entities pursuant to which he will receive a payment to be determined based on the net profits realized by the Wexford Entities from certain investments made by them, including their investments in us. Mr. Kobler has neither investment nor voting authority over the shares of our stock owned by the Wexford Entities.

Vote Required

If a quorum is present, the Company’s Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality of the votes cast by the shares entitled to vote exists with respect to a given nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010, subject to the ratification of such appointment by the Company’s stockholders. Grant Thornton LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2009 and 2008.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Grant Thornton LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2010. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees that we paid or expect to pay our independent registered public accounting firm, Grant Thornton LLP, for fiscal 2009 and 2008.

	Fiscal 2009	Percentage Pre-approved by Audit Committee	Fiscal 2008	Percentage Pre-approved by Audit Committee
Audit Fees	$794,087	100%	$815,429	100%
Audit Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

Total	$794,087	100%	$815,429	100%

Audit Fees—consist of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and (ii) services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

In considering the nature of the services provided by the independent registered public accountants, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accountants and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by Public Company Accounting Oversight Board, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval Policy

The audit committee has the sole authority to retain and terminate our independent auditors and to pre-approve audit and non-audit services rendered by our independent auditor, Grant Thornton LLP. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Stockholders

The following table provides information about the beneficial ownership of our common stock as of March 31, 2010, by:

•	each person or entity known by us to own beneficially more than five percent of our common stock;

•	each of our current named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

All numbers representing options reflect the effect our option exchange offer which closed on September 8, 2009. For a full description of the option exchange offer, see our Annual Report on Form 10-K, which accompanies this Proxy Statement.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Outstanding	Right to Acquire	Total	Percent
Entities affiliated with Wexford Capital LP (1) 411 W. Putnam Avenue Greenwich, CT 06830	21,483,226	130,116	21,613,342	60.86%

Hans C. Kobler (1)(2) 2100 Crystal Drive Suite 650 Arlington, VA 22202	21,499,760	568,000	22,067,760	60.90%

Colin J. Cumming (3) 1024 S. Innovation Way Stillwater, OK 74074	1,099,803	370,360	1,470,163	3.12%

Deborah D. Mosier (4) 1024 S. Innovation Way Stillwater, OK 74074	43,398	9,236	52,634	*

E. Spencer Abraham (5) 2100 Crystal Drive Suite 650 Arlington, VA 22202	3,750	17,200	20,950	*

Joseph M. Jacobs (1)(6) 411 W Putnam Avenue Greenwich, CT 06930	21,483,226	130,116	21,613,342	60.86%

Robert A. Maginn, Jr. (7) 2100 Crystal Drive Suite 650 Arlington, VA 22202	85,000	5,894	90,894	*

Mark L. Plaumann (8) 2100 Crystal Drive Suite 650 Arlington, VA 22202	—	8,599	8,599	*

Rodney E. Slater (9) 2100 Crystal Drive Suite 650 Arlington, VA 22202	—	11,788	11,788	*

Directors and Executive Officers as a group (9 persons)	22,749,164	1,041,943	23,791,107	64.44%

*	Less than one percent.

(1)	Represents: (a) 16,876,168 shares of common stock held by DP1 LLC, (b) 2,677,058 shares of common stock and 127,250 shares of common stock issuable upon exercise of a warrant held by Valentis SB, L.P. (the Valentis Warrant), (c) 1,000,000 shares of common stock held by Wexford Spectrum Investors LLC, (d) 670,000 shares of common stock held by Wexford Catalyst Investors LLC, (e) 260,000 shares of common stock held by Debello Investors LLC and (f) options to purchase 2,866 shares of common stock, which were initially issued to Mr. Joseph Jacobs and assigned by him to Wexford Capital LP. Wexford Capital LP is the manager or investment manager to DP1 LLC, Valentis SB, L.P., Wexford Spectrum Investors LLC, Wexford Catalyst Investors LLC and Debello Investors LLC (together, the Wexford Entities) and as such, may be deemed to beneficially own all the shares that are owned by the Wexford Entities. Mr. Jacobs, as a managing member of Wexford Capital LP, may be deemed to beneficially own all the shares of stock which are owned by the Wexford Entities. Wexford Capital LP and Mr. Jacobs disclaims beneficial ownership of the securities owned by the Wexford Entities, except in Mr. Jacobs case, to the extent of his direct interest in each of the members of the Wexford Entities. Mr. Kobler may be deemed to have an indirect ownership interest in the Wexford Entities through his agreement with the Wexford Entities. Mr. Kobler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(2)	Mr. Kobler disclaims beneficial ownership of the 21,483,226 shares outstanding, which are owned by the Wexford Entities, except to the extent of his pecuniary interest therein. The right to acquire shares includes 179,500 shares that are subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010 and 127,250 shares relating to the Valentis Warrant of which Mr. Kobler disclaims beneficial ownership except to the extent of his pecuniary interest therein. The entities affiliated with Wexford Capital LP will be entitled to certain rights with respect to registration of 21,483,226 shares.
(3)	Mr. Cumming’s shares outstanding include 375 shares of unvested restricted stock units that will fully vest on November 7, 2010. The right to acquire shares includes 122,403 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010. Mr. Cumming will be entitled to certain rights with respect to registration of 1,099,428 shares.
(4)	Ms. Mosier’s shares outstanding include 1,125 shares of unvested restricted stock units that will fully vest on November 7, 2010, 750 shares of unvested restricted stock units that will fully vest on November 7, 2011 and 750 shares of unvested restricted stock units that will fully vest on November 7, 2012. The right to acquire shares includes 9,236 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010.
(5)	Mr. Abraham will be entitled to certain rights with respect to registration of 3,750 shares. The right to acquire shares include 17,200 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010.
(6)	Mr. Jacobs is a managing member of Wexford Capital LP and of certain affiliates of the Wexford Entities. Wexford Capital LP is an advisor or sub-advisor to the investment funds that indirectly own or control the Wexford Entities. Mr. Jacobs disclaims beneficial ownership of the 21,483,226 shares owned by the Wexford Entities and the shares relating to the Valentis Warrant except to the extent of his pecuniary interest therein. In addition, Mr. Jacobs has assigned to Wexford Capital LP the option to purchase 2,866 shares of our common stock.
(7)	Mr. Maginn’s shares outstanding represent 85,000 shares of common stock held by New Media Investors XV, LLC. The right to acquire shares includes 5,894 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010.
(8)	Mr. Plaumann’s right to acquire shares include 8,599 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010.
(9)	Mr. Slater’s right to acquire shares include 11,788 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation for the individuals who served as our Chief Executive Officer during fiscal year 2009 and our Chief Financial Officer (collectively, our “named executive officers”) for the years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)		All Other Compensation ($) (2)		Total ($)
Hans C. Kobler (3)	2009	$424,263	$50,000	$—	$585,126	(4)	$3,767	(5)	$1,063,156
Executive Chairman, Former President and Chief Executive Officer	2008	450,000	—	—	—		8,328	(5)	458,328
	2007	324,230	127,500	1,162,000	—		8,290	(5)	1,622,020

Colin J. Cumming (6)	2009	316,506	100,000	—	622,623	(4)	28,072	(7)	1,067,201
President, Chief Executive Officer and Director, Former Chief Technology Officer and President—Detection	2008	239,583	62,500	—	—		7,672	(7)	309,755
	2007	197,024	100,000	109,919	—		8,297	(7)	415,240

Deborah D. Mosier	2009	247,275	70,000	—	—	(4)	2,332	(8)	319,607
Chief Financial Officer	2008	235,577	25,000	24,270	—		6,742	(8)	291,589
	2007	175,673	20,000	722,200	—		5,004	(8)	922,877

(1)	Amounts reflect the aggregate fair market value of the awards on the grant date in accordance with FASB ASC Topic 718. The assumptions made in determining this value are described in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.
(2)	Amounts represent actual cash expenses incurred by us.
(3)	Mr. Kobler served as our President and Chief Executive Officer from our inception until April 17, 2009, at which time he resigned from these positions and was appointed our Executive Chairman.
(4)	Includes the incremental fair value of the options received pursuant to the option exchange offer, which closed on September 8, 2009, computed in accordance with FASB ASC Topic 718.
(5)	Amounts presented for 2009 include $3,228 in matching 401(k) contributions and $539 in life insurance premiums for the benefit of Mr. Kobler. Amounts presented for 2008 include $7,788 in matching 401(k) contributions and $540 in life insurance premiums for the benefit of Mr. Kobler. Amounts presented for 2007 include $7,750 in matching 401(k) contributions and $540 in life insurance premiums for the benefit of Mr. Kobler.
(6)	Mr. Cumming served as our Chief Technology Officer since 2006 and President—Detection since 2005. On April 17, 2009, Mr. Cumming was appointed to serve as our President and Chief Executive Officer. Mr. Cumming has served as a member of our Board of Directors since 2005.
(7)	Amounts presented for 2009 include $22,000 paid in lieu of future life insurance premiums to be paid by the Company, $3,750 in matching 401(k) contributions and $2,322 in life insurance premiums for the benefit of Mr. Cumming. Amounts presented for 2008 include $7,188 in matching 401(k) contributions and $484 in life insurance premiums for the benefit of Mr. Cumming. Amounts presented for 2007 include $8,222 in matching 401(k) contributions and $75 in life insurance premiums for the benefit of Mr. Cumming.
(8)	Amounts presented for 2009 include $1,793 in matching 401(k) contributions and $539 in life insurance premiums for the benefit of Ms. Mosier. Amounts presented for 2008 include $6,202 in matching 401(k) contributions and $540 in life insurance premiums for the benefit of Ms. Mosier. Amounts presented for 2007 include $4,644 in matching 401(k) contributions and $360 in life insurance premiums for the benefit of Ms. Mosier.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about the equity awards we have made to our named executive officers which are outstanding as of December 31, 2009. All numbers representing options reflect the effect of our option exchange offer which closed on September 8, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of shares or Units of Stock That Have Not Vested ($)
Hans C. Kobler	19,594	293,906	(1)	$5.00	4/14/09	—		—
	127,250	—		$5.36	2/3/16	—		—

Colin J. Cumming	65,625	284,375	(2)	$5.00	4/14/19	—		—
	20,360	—		5.36	10/11/15	—		—
	—	—		—	—	375	(3)	$3,570

Deborah D. Mosier	1,200	—		$3.50	4/1/15	—		—
	6,000	—		$3.50	11/21/14	—		—
	2,036	—		$5.36	10/11/15	—		—
	—	—		—	—	375	(3)	$3,570
	—	—		—	—	2,250	(4)	$21,420

(1)	Mr. Kobler’s options granted on April 17, 2009 vest monthly through September 30, 2013.
(2)	Mr. Cumming’s options granted on April 17, 2009 vest monthly through March 31, 2013.
(3)	Mr. Cumming’s and Ms. Mosier’s restricted stock units granted on November 7, 2007 vest on November 7, 2010.
(4)	Ms. Mosier’s restricted stock units granted on November 7, 2008 vest in equal increments on November 7, 2010, 2011, and 2012.

Potential Payments upon Termination or Change of Control

We have entered into agreements and maintain certain plans that will require us to provide compensation to certain named executive officers in the event of a termination of employment or a termination due to a change of control of the Company. The following describes these potential payments to our named executive officers.

Hans C. Kobler

On April 17, 2009, we amended and extended our employment agreement with Hans Kobler, our Executive Chairman, through April 30, 2013. Mr. Kobler’s employment is at-will, and either we or Mr. Kobler may terminate his employment with us at any time and for any reason. Pursuant to Mr. Kobler’s extended employment agreement, we agreed to pay Mr. Kobler an annual base salary of $450,000 through September 30, 2009 and thereafter an annual base salary of $350,000 through April 30, 2013, with annual bonus amounts to be determined by the Compensation Committee. Pursuant to the extended agreement Mr. Kobler received a non-qualified stock option to purchase 313,500 shares of our common stock at an exercise price of $5.00 per share, subject to monthly vesting in 43 equal installments beginning on October 31, 2009, and Mr. Kobler retained his previously granted 100,000 restricted stock units subject to vesting in equal monthly installments of 4,166.67 units each. In the event that following a change of control Mr. Kobler is not offered continued employment on the same economic terms, or is offered employment but the terms would provide good reason as defined in the extended agreement for him to terminate his employment, all unvested options and restricted stock units held by Mr. Kobler shall be vested as of the closing date of the change of control transaction. In the event that following a change of control Mr. Kobler is offered and accepts continued employment on the same economic terms, all unvested options and restricted stock units shall vest on the earlier to occur of his subsequent termination without cause or the first anniversary of the change of control date. Upon termination of Mr. Kobler’s employment, he will be entitled to receive (i) any base salary earned but unpaid through the date of his termination, and (ii) all accrued vacation, expense reimbursements and other benefits he is due through the date of his termination. If we terminate Mr. Kobler’s employment without cause or for reasons other than death or disability, or if Mr. Kobler resigns for good reason including due to a change of control, he will be entitled to receive payment of his otherwise applicable base salary until the earlier of six months following termination or April 30, 2013. Mr. Kobler will receive such payments only if he (i) agrees to continue to be bound by and comply with the provisions of our standard At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement and (ii) executes and does not revoke a full general release in a form acceptable to us.

Colin J. Cumming

On April 17, 2009, we entered into a new employment agreement with Colin Cumming, our President and Chief Executive Officer, for the period through April 30, 2013. Mr. Cumming’s employment is at-will, and either we or Mr. Cumming may terminate his employment with us at any time and for any reason. Pursuant to Mr. Cumming’s new employment agreement, we agreed to pay Mr. Cumming an annual base salary of $350,000 through September 30, 2009; provided that if Mr. Kobler ceases to perform the duties of Executive Chairman and Mr. Cumming assumes those responsibilities, Mr. Cumming’s annual base salary shall be increased to $400,000. In addition to his base annual salary, beginning in 2009, Mr. Cumming will receive $22,000 per year to defray the cost of a life insurance policy previously paid by us. Any annual bonus amounts that may be awarded to Mr. Cumming shall be determined by the Compensation Committee. Pursuant to the new agreement, Mr. Cumming received a grant of non-qualified stock options to purchase 350,000 shares of our common stock at an exercise price of $5.00 per share, subject to monthly vesting in 48 equal installments beginning April 17, 2009 through April 30, 2013. In the event that following a change of control Mr. Cumming is not offered continued employment on the same economic terms, or is offered employment but the terms would provide good reason as defined in the extended agreement for him to terminate his employment, all unvested options and restricted stock units held by Mr. Cumming shall be vested as of the closing date of the change of control transaction. In the event that following a change of control Mr. Cumming is offered and accepts continued employment on the same economic terms, all unvested options and restricted stock units shall vest on the earlier to occur of his subsequent termination without cause or the first anniversary of the change of control date. Upon termination of Mr. Cumming’s employment, he will be entitled to receive (i) any base salary earned but unpaid through the date of his termination, and (ii) all accrued vacation, expense reimbursements and other benefits he is due through the date of his termination. If we terminate Mr. Cumming’s employment without cause or for reasons other than death or disability, or if Mr. Cumming resigns for good reason including due to a change of control, he will be entitled to receive payment of his otherwise applicable base salary until the earlier of six months following termination or April 30, 2013. Mr. Cumming will receive such payments only if he (i) agrees to continue to be bound by and comply with the provisions of our standard At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement and (ii) executes and does not revoke a full general release in a form acceptable to us.

Deborah D. Mosier

On April 20, 2009, we entered into an employment agreement with Deborah Mosier, our Chief Financial Officer, for the period through April 30, 2013. Ms. Mosier’s employment is at-will, and either we or Ms. Mosier may terminate her employment with us at any time and for any reason. Pursuant to Ms. Mosier’s employment agreement, we agreed to pay Ms. Mosier an annual base salary of $250,000 through April 30, 2013, with annual bonus amounts to be determined by the Compensation Committee. In the event that following a change of control Ms. Mosier is not offered continued employment on the same economic terms, or is offered employment but the terms would provide good reason as defined in the extended agreement for her to terminate her employment, all unvested options and restricted stock units held by Ms. Mosier shall be vested as of the closing date of the change of control transaction. In the event that following a change of control Ms. Mosier is offered and accepts continued employment on the same economic terms, all unvested options and restricted stock units shall vest on the earlier to occur of her subsequent termination without cause or the first anniversary of the change of control date. Upon termination of Ms. Mosier’s employment, she will be entitled to receive (i) any base salary earned but unpaid through the date of her termination, and (ii) all accrued vacation, expense reimbursements and other benefits she is due through the date of her termination. If we terminate Ms. Mosier’s employment without cause or for reasons other than death or disability, or if Ms. Mosier resigns for good reason including due to a change of control, she will be entitled to receive payment of her base salary until the earlier of six months following termination or April 30, 2013. Ms. Mosier will receive such payments only if she (i) agrees to continue to be bound by and comply with the provisions of our standard At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement and (ii) executes and does not revoke a full general release in a form acceptable to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

All related party transactions are reviewed by management and those that are material are reviewed by the Board of Directors, in accordance with the Company’s informal, non-documented policy. Our Board of Directors has delegated to the Audit Committee the responsibility to review and approve in advance any related party transactions.

Wexford Capital LP and Related Entities

Wexford Capital LP is the manager or investment manager to DP1 LLC, Valentis SB, L.P., Wexford Spectrum Investors LLC, Wexford Catalyst Investors LLC, Debello Investors LLC and Mariner Voyager Master Fund, Ltd. (together, the Wexford Entities), each of which holds shares or rights to acquire our shares. The Wexford Entities beneficially own 60.86% of our outstanding capital stock. In addition, Valentis SB, L.P. holds a warrant to purchase 127,250 shares of our common stock. The Wexford Entities, in turn, are directly or indirectly owned by a series of private investment funds (the Wexford Funds) sponsored and controlled by Wexford Capital LP. Wexford Capital LP has discretionary control over and the authority to vote the common stock owned by the Wexford Entities.

DP1, LLC (DPI) and Valentis SB, L.P. (Valentis) each directly hold more than 5% of our capital stock. Joseph Jacobs, a member of our Board of Directors, is a managing member of Wexford Capital LP, which is the manager or investment manager to each of the Wexford Entities. Hans Kobler, the Executive Chairman of our Board of Directors and our former President and Chief Executive Officer, has an indirect ownership interest in DP1 and Valentis through an affiliate of DP1, but otherwise disclaims beneficial ownership of the shares held by DP1. This ownership interest is described under the caption “Principal Stockholders.” Mr. Kobler serves on the investment advisory committee of Digital Power Capital, LLC, which is indirectly our largest stockholder and an affiliate of Wexford VI Advisors LLC, an affiliate of DP1 and Valentis. Mr. Kobler also has a contractual relationship with certain Wexford Entities pursuant to which Mr. Kobler will receive a payment to be determined based on, in each case, five percent of the net profits in excess of a preferred return realized by the Wexford Entities from certain investments made by them, including their investments in us. Mr. Kobler has neither investment nor voting authority over the shares of our stock owned by the Wexford Entities.

Pursuant to his extended employment agreement, Mr. Kobler may devote up to five percent of his time to performing investment advisory and oversight services to Wexford Capital LP and/or DP1.

Securities Issued to Insiders

As described above, DP1 is a holder of more than 5% of our capital stock. In addition, Joseph Jacobs, a member of our Board of Directors, is a member of certain affiliates of DP1 that own or control DP1. Hans Kobler, our Executive Chairman, has an indirect ownership interest in DP1 through an affiliate of DP1, but otherwise disclaims beneficial ownership of the shares held by DP1.

Administrative Services Agreement with Wexford Capital LP

We have entered into an Administrative Services Agreement with Wexford Capital LP under which we may request certain legal, accounting, back office and other services. We are obligated to reimburse Wexford Capital LP for all of its direct and indirect costs allocated to the performance of its duties and services under the agreement. We incurred general and administrative expenses of $0.1 million and $0.1 million in 2009 and 2008, respectively, pursuant to the agreement. Either party may terminate specific services or the agreement upon written notice to the other party. Wexford Capital LP is the investment advisor or sub-advisor to investment funds that indirectly own and control DP1 and Valentis, which are holders of more than 5% of our capital stock.

Joseph Jacobs, a member of our Board of Directors, is a managing member of Wexford Capital LP and of certain affiliates of DP1, Valentis, Valentis Investors LLC, Wexford Spectrum Investors LLC, Wexford Catalyst Investors LLC and Debello Investors LLC that own or control DP1, Valentis, Valentis Investors LLC, Wexford Spectrum Investors LLC, Wexford Catalyst Investors LLC and Debello Investors LLC.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Investors’ Rights Agreement

Pursuant to an Investors’ Rights Agreement, certain holders of our stock are entitled to registration and certain other rights with respect to our common stock. DP1, LLC (DPI) and Valentis SB, L.P. (Valentis), which directly hold more than 5% of our capital stock, have registration rights. Joseph Jacobs, a member of our Board of Directors, is a managing member of Wexford Capital LP, which is the manager or investment manager to DP1, Valentis, Wexford Spectrum Investors LLC, Wexford Catalyst Investors LLC, Debello Investors LLC and Mariner Voyager Master Fund, Ltd. (together, the Wexford Entities). Mr. Cumming, an officer and member of our Board, is an individual stockholder and has registration rights.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of three non-employee Directors. Each of Messrs. Plaumann and Maginn and Secretary Abraham are independent Directors as defined in Section 10A(m) of the 1934 Act, and Rule 10A-3 promulgated thereunder and by the listing rules of the NASDAQ Global Market. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is subject to review annually. The Board of Directors has determined that Mr. Plaumann qualifies as the “audit committee financial expert” for purposes of regulations of the Securities and Exchange Commission. A copy of the charter is available for review on the Company’s website at www.icxt.com.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated statements with generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, Grant Thornton LLP, with respect to the Company’s consolidated financial statements. During 2009, the Audit Committee met separately from the full Board of Directors a total of six times.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009, with management and representatives of Grant Thornton LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles used and the reasonableness of significant judgments made by management. The Audit Committee also discussed with representatives of Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61) and related amendments (Codification of Statements on Auditing Standards, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This standard requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements with respect to:

•	their responsibility under the standards of the Public Company Accounting Oversight Board,

•	critical accounting policies and estimates,

•	significant management judgments and accounting estimates,

•	any significant audit adjustments,

•	any significant internal controls deficiencies,

•	any disagreements with management,

•	any difficulties encountered in performing the audit, and

•	any misstatements in interim financial reporting.

The Audit Committee discussed with Grant Thornton LLP their independence. Grant Thornton LLP provided the Audit Committee with the written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board, to the effect that, in their professional judgment, Grant Thornton LLP is independent of the Company within the meaning of the federal securities laws.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Mark L. Plaumann, Chair

E. Spencer Abraham

Robert A. Maginn, Jr.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the 2010 Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy upon such matters in their sole discretion.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2009 with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Forms 10-K (without exhibits) by writing to Investor Relations, ICx Technologies, Inc., 1024 S. Innovation Way, Stillwater, Oklahoma 74074.

Stockholders Sharing the Same Last Name and Address

If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement to you if you share a single address with another stockholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. You can request to receive a separate Proxy Statement by contacting the institution that holds your shares.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s 2009 Annual Report on Form 10-K are available on the Company’s website at www.icxt.com. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e-mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents, reduce the amount of mail you receive and help preserve environmental resources.

By Order of the Board,

/s/ HANS C. KOBLER
Hans C. Kobler
Executive Chairman of the Board

Arlington, Virginia

April 30, 2010

ICX TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ICx Technologies, Inc., a Delaware corporation (the “Company”), hereby appoints Hans C. Kobler or Colin J. Cumming with full power of substitution, as proxy to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. on June 9, 2010 at 2100 Crystal Drive, Suite 650, Arlington, Virginia 22202, and any adjournment or postponement thereof upon the following matters.

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the

on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account

Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL : The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.icxt.com/web-proxy

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS (PROPOSAL 1) AND “FOR” RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS (PROPOSAL 2). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (See instructions below)
m E. Spencer Abraham m Colin J. Cumming m Joseph M. Jacobs m Hans C. Kobler m Robert A. Maginn, Jr. m Mark L. Plaumann m Rodney E. Slater

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent auditors.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is April 28, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.